Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Reports Second Quarter 2010 Financial Results

•    Revenue was $26.8 million, a 34% decrease from the 2009 second quarter. Adjusting for the planned exit from non-core lines of business, revenue declined 7% from the prior-year period

•    Margins improved 130 basis points from the 2009 second quarter

•    Selling, administrative and other operating costs decreased by $3.9 million or 37% from the 2009 second quarter

•    $3.4 million in cash with no amounts outstanding under the Company’s credit facility

MINNEAPOLIS — August 4, 2010 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced financial results for the 2010 second quarter which ended on July 3, 2010.

AIC reported second quarter revenue of $26.8 million as compared to 2009 second quarter revenue of $40.5 million. AIC reported a 2010 second quarter net loss of $0.8 million, or $0.17 per share, as compared to a 2009 second quarter net loss of $6.6 million, or $1.31 per share. The 2009 second quarter loss included special charges of $4.0 million, or $0.80 per share. Excluding these special charges, AIC’s 2009 second quarter net loss was $2.6 million, or $0.51 per share.

“As the demand for IT services continues to increase, we have seen an improvement in the performance of our business in key metro markets,” said AIC President and CEO Andrew Borgstrom. “Improvements in these markets, however, were offset by declines in other areas of the business, including our solutions-related practices.

“We are committed to growing our core IT staffing business and remain focused on driving sales and delivery performance across the business,” added Borgstrom. “Through continued execution and disciplined cost control, we still expect to be profitable in the third quarter of the year.”

2010 Second Quarter and Year-to-Date Review

Our revenues decreased $13.7 million, or 33.8%, in the second quarter of 2010 compared to the second quarter of 2009, and by $30.4 million, or 35.4%, for the first half of fiscal 2010, when compared to the comparable periods of 2009.  Adjusting for the planned exit from non-core lines of business, revenue declined 6.6% and 11.0% from the 2009 second quarter and first half of fiscal 2009, respectively. There were 64 billing days in the 2010 second quarter as compared to 63 billing days in the 2009 second quarter.

In the second quarter of 2010, gross margins were $5.6 million, or 21.0% of revenue, as compared to $8.0 million, or 19.7% of revenue in the second quarter of 2009. Gross margins were $11.6 million, or 21.0% of revenue, in the first half of fiscal 2010, compared to $17.1 million, or 19.9% of revenue, in the first half of fiscal 2009. The increase in gross margins as a percent of revenue reflects the impact of implementing our strategy of exiting non-core lines of business and securing higher margin business. Adjusting for the planned exit from non-core lines of business, margins improved 210 basis points from both the 2009 second quarter and the first half of fiscal 2009, respectively.

Selling, general and other administrative expenses declined by $3.9 million in the second quarter of 2010, when compared to the second quarter of 2009, and by $7.9 million for the first half of fiscal 2010, when compared to the comparable period of 2009. The decrease in our SG&A expense is the result of our exit from non-core lines of business, our business restructuring actions and the decline in overall business volume.

We used cash from operations of $0.3 million in the second quarter of 2010 compared to generating cash from operations of $0.3 million in the second quarter of 2009. For the first half of fiscal 2010, we used cash from operations of $0.4 million compared to generating cash from operations of $3.1 million in the first half of fiscal 2009. As of July 3, 2010, we had a cash balance of approximately $3.4 million and no borrowings from our $15 million credit facility.

Second Quarter 2010 Conference Call

AIC will host a conference call on Thursday, August 5 at 10 a.m. CT to discuss second quarter 2010 financial results. Participants may access the call by dialing 1.866.233.5281, or 1.416.849.6199 for international participants, and asking for the Analysts International conference call. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following the completion of the conference call. Interested parties can also hear a replay of the call from 1 p.m. CT on August 5, 2010, to 10:59 p.m. CT on August 12, 2010, by calling 1.866.245.6755, or 1.416.915.1035 for international callers, and using access code 839229.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its customers. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company, its CEO Andrew Borgstrom or its CFO Randy Strobel, regarding, for instance: Current expectations as to future financial performance, AIC’s ability to execute against its strategic plan, management’s beliefs with respect to its ability to manage its business, achieve profitability and return value to its shareholders, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. As such, material results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or achieve profitability; (ii) the risk that AIC will not be able to continue to reduce costs or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

(Financials follow)

Analysts International Corporation
Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(In thousands except per share amounts)	Jul. 3, 2010	Jul. 4, 2009	Jul. 3, 2010	Jul. 4, 2009

Revenue:
Professional services provided directly	$26,658	$35,053	$54,699	$75,876
Professional services provided through subsuppliers	188	678	599	1,551
Product sales	—	4,797	0	8,233
Total revenue	26,846	40,528	55,298	85,660

Expenses:
Cost of services provided directly	21,029	27,821	43,104	60,109
Cost of services provided through subsuppliers	179	643	565	1,474
Cost of product sales	—	4,079	0	7,008
Total cost of goods sold	21,208	32,543	43,669	68,591

Gross margin	5,638	7,985	11,629	17,069

Expenses:
Selling, administrative and other operating costs	6,464	10,318	13,437	21,347
Restructuring costs and other severance related costs	8	1,725	182	1,791
Impairment of intangible as sets	—	2,268	0	2,268
Amortization of intangible assets	—	224	0	447
Total expenses	6,472	14,535	13,619	25,853

Operating loss	(834)	(6,550)	(1,990)	(8,784)

Non-operating income	5	13	10	27
Interest expense	(5)	(3)	(8)	(11)

Loss before income taxes	(834)	(6,540)	(1,988)	(8,768)

Income tax expense	8	12	19	18

Net loss	$(842)	$(6,552)	$(2,007)	$(8,786)

Per common share (basic):
Basic loss	$(0.17)	$(1.31)	$(0.40)	$(1.76)
Diluted loss	$(0.17)	$(1.31)	$(0.40)	$(1.76)

Average common shares outstanding	4,986	4,985	4,986	4,985
Average common and common equivalent shares outstanding	4,986	4,985	4,986	4,985

Analysts International Corporation

Condensed Consolidated Balance Sheets

	July 3,	January 2,
(In thousands)	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$3,439	$3,818
Accounts receivable, less allowance for doubtful accounts	19,740	23,028
Other current assets	1,226	1,442
Total current assets	24,405	28,288

Property and equipment, net	1,195	1,846
Other assets, net	440	543
Total assets	$26,040	$30,677

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,364	$6,958
Line of credit	—	—
Salaries and benefits	2,916	2,498
Deferred revenue	338	310
Deferred compensation	425	522
Restructuring accrual	1,189	2,038
Other current liabilities	970	960
Total current liabilities	11,202	13,286

Non-current liabilities:
Deferred compensation	945	1,037
Restructuring accrual	705	1,045
Other long-term liabilities	216	361

Shareholders’ equity	12,972	14,948
Total liabilities and shareholders’ equity	$26,040	$30,677

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
(In thousands)	2010	2009	2010	2009

Net loss as reported	$(842)	$(6,552)	$(2,007)	$(8,786)
Plus:
Impairment of intangible assets	—	2,268	—	2,268
Restructuring costs and other severance related costs	8	1,725	182	1,791
Loss on sale of assets	58	—	107	—

Loss before other reconciling items	(776)	(2,559)	(1,718)	(4,727)

Stock based compensation	89	117	31	213
Depreciation	226	391	467	767
Amortization	—	224	—	447
Net interest and non-operating (income) expense	—	(10)	(2)	(16)
Income tax expense	8	12	19	18

Adjusted EBITDA	$(453)	$(1,825)	$(1,203)	$(3,298)

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses Adjusted EBITDA as a supplemental measure of operating performance. Adjusted EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation, amortization, share-based compensation, special charges and other gains and losses that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income (loss) caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.